UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland (Address of Principal Executive Offices)		21117 (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 9, 2015, Margaret E. Sheetz, President, Chief Operating Officer and Director of Medifast, Inc. (the “Company”) adopted a 10b5-1 stock trading plan. The plan provides for the sale of shares of the Company’s common stock (“Common Stock”) held by Ms. Sheetz. Under the plan, beginning June 10, 2015, a brokerage firm will be authorized to sell a certain number of shares of Common Stock periodically provided the price per share is above certain levels. The plan expires on May 31, 2016. The maximum number of shares of Common Stock that can be sold over the duration of the plan is 100,000 shares.

The foregoing trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time a stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company’s stock. The foregoing trading plan contains certain pre-determined minimum price conditions in order for trading to occur. The Plan provides for sales spread out over a set period of time with the goal of gradually diversifying the individual’s investment portfolio, while limiting market impact from such stock sales.

Transactions under the foregoing trading plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission, to the extent required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated June 9, 2015

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Timothy Robinson
Timothy Robinson Chief Financial Officer

Dated: June 9, 2015

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 9, 2015

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